EXHIBIT 23.3



                [LETTERHEAD OF KLEINFELD, KAPLAN AND BECKER, LLP]

                                November 13, 2003





Joseph Day, Jr., Senior Vice President
of Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

RE:   S-3 Registration Statement

Dear Joe:

         This will confirm that Kleinfeld, Kaplan and Becker, LLP hereby consents to the use of our name in Celgene's current S-3 Registration Statement as experts in pharmaceutical regulation.



                                         Very truly yours,

                                         Kleinfeld, Kaplan and Becker, LLP




                                         /s/ Richard S. Morey
                                         --------------------------------------
                                         Richard S. Morey



                                         /s/ Jennifer A. Davidson
                                         ---------------------------------------
                                         Jennifer A. Davidson